UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

MYREXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Chipeta Way

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2012, Myrexis, Inc. (“Myrexis”) announced the death of Richard B. Brewer, its President and Chief Executive Officer and a member of the Board of Directors.

(c)

On August 18, 2012, Myrexis’ Board of Directors appointed David W. Gryska as acting President and Chief Executive Officer, effective August 15, 2012, until such time as Myrexis’ Board of Directors has determined its succession plans for the Chief Executive Officer position. Mr. Gryska, age 56, has served as Myrexis’ Chief Operating Officer and as a member of the Board of Directors since May 11, 2012 and will continue to serve in these positions. Prior to joining Myrexis, Mr. Gryska served as Senior Vice President and Chief Financial Officer of Celgene Corporation from December 2006 to October 2010. Previously, from October 2004 to December 2006, he was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. From 1998 to 2004, Mr. Gryska was Senior Vice President and Chief Financial Officer at Scios, Inc. Previously, Mr. Gryska served as a partner at Ernst & Young. During his eleven years at Ernst & Young, he focused on technology industries, with an emphasis on biotechnology and healthcare companies. Mr. Gryska also serves on the Board of Directors of Seattle Genetics, Inc. and Hyperion Therapeutics, Inc. He holds a B.A. in accounting and finance from Loyola University and an M.B.A. from Golden Gate University.

On August 18, 2012, Myrexis’ Board of Directors voted to decrease the size of the Board of Directors from nine to eight members, effective August 15, 2012.

Item 8.01	Other Events.

On August 15, 2012, Myrexis issued a press release announcing the death of Richard B. Brewer, its President and Chief Executive Officer and a member of the Board of Directors, and the appointment of David W. Gryska as acting Chief Executive Officer. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release dated August 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYREXIS, INC.

Dated: August 21, 2012	/s/ Andrea Kendell
Andrea Kendell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 15, 2012.

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